Exhibit (g)(1)
                    Administrative Services Agreement Between
                          the Cappiello-Rushmore Trust
                                       and
                          Money Management Associates,
                                   as amended



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                        ADMINISTRATIVE SERVICES AGREEMENT

                                     BETWEEN

                          THE CAPPIELLO-RUSHMORE TRUST

                                       AND

                           MONEY MANAGEMENT ASSOCIATES

         This Administrative Services Agreement (the "Agreement") is entered into this day 23rd of July, l992 by and between The Cappiello-Rushmore Trust (the "Trust") and Money Management Associates ("MMA" sometimes hereinafter referred to as the
"Administrator")

RECITALS

         I. WHEREAS MMA and its personnel have expertise and experience in providing administrative services to registered investment management companies, and

         II. WHEREAS The parties wish to set forth herein the manner and terms upon which services will be provided.

NOW THEREFORE, the parties hereto agree as follows:

EMPLOYMENT OF MMA

         1. MMA shall pay for all administrative costs of the Funds comprising the Trust not hereinafter specifically assumed by the Funds where such expenses are incurred by the Administrator in connection with the administration of the affairs of the Funds. The Funds assume and shall pay or reimburse the Administrator for interest expenses (if any) and extraordinary legal expenses.

         2. As compensation for the services to be rendered and the charges and expenses to be assumed and paid by the Administrator as provided above, the Funds shall pay the Administrator an annual fee based on the average daily net asset value of the respective Fund in accordance with the following schedule:







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     Growth Fund......................1.00%      (one percent)
     Emerging Growth Fund.............1.00%      (one percent)
     Utility Income Fund..............0.70%      (70/l00's of one percent)

The fee will be paid monthly. In the event of termination of this contract, the fee shall be computed on the basis of the period ending on the last business day on which this contract is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

         In addition to the fees described above, the Administrator may impose a charge of $5 per month on any account whose average daily balance for the month falls below $500 due to redemptions. The fee will continue to be imposed during months when the account balance remains below $500. The fee will be imposed on the last business day of the month. This fee will not be imposed on tax-sheltered retirement plans or accounts established under the Uniform Gifts or Transfers to Minors Act

         3. Subject to and in accordance with the governing instruments of the Trust and of the Administrator respectively, directors, officers, agents and stockholders of the Funds are or may be interested in the Administrator (or any successor thereof) as shareholders or otherwise; and the effect of any such interrelationships shall be governed by said governing instruments and the applicable provisions of the Investment Company Act of 1940.





                                     Page 2

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         4. This  contract  shall  continue in effect until the first meeting of the shareholders of the Funds (but in no event longer than two years from the date hereof), and if approved at such shareholders' meeting, until two years from the date hereof, and thereafter only so long as such continuance is approved at least annually by a vote of a majority of the Trust's Board of Trustees, including the votes of a majority of the Trustees who are not parties to such contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting such approval. Provided, however, that
(a) this Contract may be terminated without penalty either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting
securities   of  the  Funds,   on  sixty-days   prior  written   notice  to  the
Administrator, (b) this Contract shall automatically terminate in the event of its assignment (within the meaning of the Investment Company Act of 1940), and
(c) this Contract may be terminated by the Administrator on sixty-days prior written notice to the Trust. Any notice under this Contract shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party. As used in this Agreement, the terms "interested persons" and "vote of a majority of the outstanding securities" shall have the respective meanings set forth in Section 2 (a) (19) and Section 2(a) (42) of the Investment Company Act of 1940.

         5. The services of the Administrator to the Trust hereunder are not to be deemed exclusive, and the Administrator shall be free to render similar services to others so long as its services hereunder are not impaired thereby. The Administrator shall for purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.





                                     Page 3

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         6. No  provisions  of this  Agreement  shall be deemed to  protect  the
Administrator against any liability to the Trust or its shareholders to which it otherwise would be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard at its obligations under this Agreement. Nor shall any provisions hereof be deemed to protect any Trustee or officer of the Trust against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of his duties or the reckless disregard of his obligations. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         7. Upon delivery of services by MMA to the Funds, MMA shall prepare and submit to the Funds an invoice for the amounts to be paid by the Funds under the Agreement. The invoice shall contain a description of the services rendered. The calculation of the amount of the invoice shall be in accordance with the fee schedule as set forth in Section 2. which has been reviewed as to the reasonableness of the amounts by the Trustees of the Trust who are not "interested persons" of the Trust. Within thirty (30) days of receipt of such invoice, the Funds shall pay to MMA all amounts indicated as due and payable notwithstanding the provisions of Section 8. of this Agreement.

         8. If the Trust or its designees shall determine any discrepancy in the invoice, the Trust shall give MMA written notice of such discrepancy and the amount thereof. Within ten (10) days after receipt of such notice, MMA shall either pay the Trust the amount of the discrepancy or inform the Trust in writing that MMA disputes the existence or amount of the discrepancy. If MMA disputes the existence or amount of the discrepancy, the parties agree that for a period of thirty (30) days they shall use their best efforts to resolve such dispute on a mutually satisfactory basis.





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         9. Any  dispute or  disagreement  arising  between MMA and the Trust in conjunction with any provision of this Agreement, or the compliance or non-compliance therewith, or the validity or enforceability thereof which is not settled within thirty (30) days (or such other period as may be mutually agreed upon) from the date that either party informs the other in writing that such dispute or disagreement exists, shall be settled by arbitration in accordance with rules set by a three member panel, one member each selected by MMA and the Trust and the third being an attorney selected by mutual agreement of MMA and the Trust, the aforesaid with all charges submitted by said attorney to be shared equally by MMA and the Trust. The member representing the Trust shall be selected by a majority of the Trustees of the Trust who are not interested persons" of the Trust. A decision shall be rendered by the panel within thirty
(30) days of a meeting held in such place or places as may be agreed by the panel, and MMA and the Trust shall comply with such decision. The decision of the panel shall be final and not subject to judicial review, and judgment may be
entered   thereon  in  accordance  with  applicable  law  in  any  court  having jurisdiction thereof.

         10. Absent willful misfeasance, bad faith, gross negligence or reckless disregard of duties, MMA shall not be liable to the Trust for any special, incidental, or consequential damages for losses arising out of or relating to the performance of its obligations under this Agreement, whether or not such damages or losses were caused by the acts or omissions of MMA or its employees. MMA is fully responsible for the accurate transmission to the Trust of information provided to MMA by third parties but is not responsible for the accuracy of the information so provided.

         11. All documents and files which may be or have been furnished by MMA to the Trust and which may be produced or prepared by MMA in connection with this Agreement shall be and remain the exclusive property of the Trust.

         12. MMA will preserve for the periods required in Rule 31a-2 of the General Rules and Regulations under the Investment Company Act of 1940 such records maintained by it as are required to be maintained by Rule 31a-l of such rules.

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         13. At the option of a majority  of the  Trustees  of the Trust who are not "interested persons" of the Trust, the books and records of MMA , insofar as such books and records pertain to the services, shall be available for inspection by the Trust and its agents at the offices of MMA during regular business hours, upon prior written notice to MMA by the Trust.

         14. Neither MMA nor the Trust shall be considered to be in default in the performance of their respective obligations hereunder to the extent that the performance of any such obligation or obligations is prevented or delayed by Act of God or any cause beyond the control of MMA or the Trust, as the case may be. In the event of equipment breakdown beyond its control, MMA shall take reasonable steps to minimize service interruptions.

         15. The services as provided by MMA in accordance with this Agreement shall not be deemed accepted until the Trust has verified the content and accuracy of those services provided by MMA. The Trust shall notify MMA in writing within ten (10) days of the Trust's receipt of services of its acceptance or rejection of such services. If such notification is not received within ten (10) days of the Trust's receipt of services, the services will be deemed to have been accepted.

         16. In the event that MMA fails to meet the performance schedules (if any) contained herein and such failure is not caused by the Trust, MMA shall take such steps as may be necessary to improve the schedule(s) in such form as is required to meet such performance or delivery schedules (if any) described herein.

         17. MMA and the Trust may amend, modify or supplement this Agreement only by a written instrument executed by both MMA and the Trust. If any such amendment, modification, or supplement causes an increase or decrease in the price of, or time required for, the performance of this Agreement, an equitable adjustment shall be made, and this adjustment shall be mutually agreed upon by MMA and the Trust and the Agreement modified in writing accordingly.

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         18. All notices,  demand and other communications required or permitted to be given hereunder shall be made in writing and shall be deemed to be duly given if personally delivered or if deposited in the United States mail, registered or certified mail, with postage prepaid, and addressed to the appropriate party at the address set forth below, or at such other address as the parties may designate in writing delivered in accordance with the provisions of this section 18.

If to MMA

           Money Management Associates
           4922 Fairmont Avenue
           Bethesda, MD. 20814
           Attention: Daniel L. O'Connor, General Partner

If to the Trust:

           The Cappiello-Rushmore Trust
           4922 Fairmont Avenue
           Bethesda, MD 20814

         19. This Agreement is intended by the parties as a full expression of their agreement with respect to the subject matter hereof and a complete and exclusive statement of the terms thereof. No course of prior dealings between the parties and no usage of trade shall be relevant or admissible to supplement, explain, or vary any of the terms of this Agreement. Acceptance of, or acquiescence in, a course of performance rendered under this Agreement shall not be relevant or admissible to vary the terms and meaning of this Agreement, even though the accepting or acquiescing party has knowledge of the nature of the performance and the opportunity to make objection. No representations, undertakings, or agreements have been made or relied upon in the making of this Agreement other than those specifically set forth herein.

         20. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland and shall be binding upon and shall inure to the benefit of the parties hereto.

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         IN WITNESS WHEREOF,  the undersigned have executed this Agreement as of the date first above written.

WITNESS:              MONEY MANAGEMENT ASSOCIATES


                      /s/Daniel O'Connor
                      By:     General Partner

WITNESS:              CAPPIELLO-RUSHMORE TRUST


                      /s/William L. Major
                      By:     Vice-President & Secretary

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                                    AMENDMENT
                                       TO
                        ADMINISTRATIVE SERVICES AGREEMENT
                                     BETWEEN
                            CAPPIELLO-RUSHMORE TRUST
                                       AND
                           MONEY MANAGEMENT ASSOCIATES

         The following amendment is hereby made to the Administrative Services Agreement dated July 23, 1992, by and between the Cappiello-Rushmore Trust and Money Management Associates. The following paragraph is added to section 2 of said contract:

          As compensation for the services to be rendered and the charges and expenses to be assumed and paid by the Administrator as provided in
          Section 1, the Gold Fund of the Trust shall pay the Administrator an annual fee of 1.00% (one percent) of the average daily net asset value of the Fund. The fee will be paid monthly.

Witness                                      CAPPIELLO-RUSHMORE TRUST


/s/ Linda R. Paisley                         By /s/ William L. Major
                                                Secretary


Witness                                      MONEY MANAGEMENT ASSOCIATES



/s/ Linda R. Paisley                         By /s/ Daniel O'Connor
                                                General Partner


Date:March 7, 1994






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                                    AMENDMENT
                                       TO
                        ADMINISTRATIVE SERVICES AGREEMENT
                                     BETWEEN
                            CAPPIELLO-RUSHMORE TRUST
                                       AND
                           MONEY MANAGEMENT ASSOCIATES

         The following is an amendment to the Administrative Services Agreement dated July 23, 1992, by and between the Cappiello-Rushmore Trust and Money Management Associates. Section 4 is amended to read as follows:

                   This contract shall continue in effect only so long as such continuance is approved at least annually by a vote of a majority of the Trust's Board of Trustees, including the votes of a majority of the Trustees who are not parties to such contract or interested persons if any such party, cast in person at a meeting called for the purpose of voting such approval. Provided, however, that (a) this Contract may be terminated without penalty by vote of the Board of Trustees of the Trust, on sixty-days prior written notice to the Administrator, (b) this Contract shall automatically terminate in the event of its assignment (within the meaning of the Investment Company Act of 1940), and (c) this Contract may be terminated by the Administrator on sixty-days prior written notice to the Trust. Any notice under this Contract shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party. As used in this Agreement, the term "interested persons" shall have the meaning set forth in Section 2 (a) (19) of the Investment Company Act of 1940.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of July 28, 1994.

WITNESS:           MONEY MANAGEMENT ASSOCIATES

                   /s/ Daniel O'Connor
                   By General Partner

WITNESS:           CAPPIELLO-RUSHMORE TRUST

                   /s/ William L. Major
                   By: Vice-President and Secretary





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                                  AMENDMENT TO
                        ADMINISTRATION SERVICES AGREEMENT
                                     BETWEEN
                            CAPPIELLO-RUSHMORE TRUST
                                       AND
                           MONEY MANAGEMENT ASSOCIATES


         The following amendment is hereby made to the Administrative Agreement dated July 23, 1992 between the Cappiello-Rushmore Trust and Money Management Associates.

         The following shall be added under "Employment of MMA":

                  18.      The Trust hereby employs MMA to
                           perform the services as set forth in
                           Schedule I to this Agreement.

         Schedule I, Description of Services Provided by MMA to the Trust, is also made part of this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of April 24, 1997.

Witness                                     CAPPIELLO-RUSHMORE TRUST



/s/ Stephenie E. Adams                     /s/ Frank A. Cappiello
by Stephenie E. Adams                      by:  Frank A. Cappiello
                                                Chairman



Witness                                     MONEY MANAGEMENT ASSOCIATES


/s/ Stephenie E. Adams                     /s/ Daniel L. O'Connor
by: Stephenie E. Adams                     by: Daniel L. O'Connor
                                               General Partner